UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

March 3, 2022

Date of Report (Date of earliest event reported)

BALLANTYNE STRONG, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-13906	47-0587703
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File No.)	Identification Number)

4201 Congress Street, Suite 175
Charlotte, North Carolina	28209
(Address of principal executive offices)	(Zip Code)

(704) 994-8279

(Registrant’s telephone number including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Shares, $.01 par value	BTN	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.
Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
Item 8.01	Other Events.

On March 3, 2022, Ballantyne Strong, Inc., a Delaware corporation (the “Company”), Strong Studios, Inc., a Delaware corporation and indirect subsidiary of the Company (the “Buyer”), and Landmark Studio Group LLC, a Delaware limited liability company (the “Seller”), entered into (a) an Assignment and Attachment Agreement (the “AA Agreement”), pursuant to which the Seller will assign and transfer its rights in certain television projects to the Buyer; and (b) a Purchase Agreement (the “Purchase Agreement”), pursuant to which the Seller will assign to Buyer certain of Seller’s rights in certain motion picture and television projects. The AA Agreement and the Purchase Agreement are referred to herein as the “Agreements.”

AA Agreement

Pursuant to the AA Agreement, the Seller agreed to assign, transfer and covey to the Buyer all of Seller’s right, title, and interest in (a) certain agreements (the “AA Underlying Agreements”) listed in the AA Agreement under which the Seller acquired any right, title, or interest in the television projects “Flagrant” and “Safehaven” (the “AA Projects”), (b) all literary and dramatic material transferred or generated under the AA Underlying Agreements, and (c) all of the Seller’s other interests in the AA Projects, as described more fully in the AA Agreement.

In consideration for such assignment, and in the event that Buyer develops a production of any of the AA Projects in any media, Buyer agreed to attach Seller as executive producer to the AA Projects, with compensation paid by Buyer to Seller of: (a) a fee for each episode of an AA Project produced, which shall be $20,000 per episode for Safehaven and $30,000 per episode for Flagrant, (b) one-time lump sum development fees for each AA Project which shall be $200,000 for Safehaven and $200,000 for Flagrant, and (c) a fee for 7.5% of net proceeds from future sequels, spinoffs, and other derivatives of the AA Projects.

Additionally, Buyer and Seller agreed that, after any future initial public offering and separation of Strong Global Entertainment, Inc. (“SGE”), SGE would issue to Seller would acquire a warrant for the purchase 150,000 shares of common stock of SGE, as set forth in the AA Agreement. The Warrants will be exercisable beginning six months from the date of the consummation of the initial public offering of SGE. The exercise price of the warrant would be equal to the per-share offering price to the public in SGE’s initial public offering. In the event that an initial public offering of SGE does not occur within a specified time, the Seller would have the right to surrender the warrant in exchange for 2.5% ownership in the Buyer.

As a condition precedent to entry into the AA Agreement, Buyer agreed to enter into distribution agreements for the AA Projects (the “AA Distribution Agreements”) with Screen Media Ventures, LLC (“SMV”). Pursuant to the AA Distribution Agreements, SMV shall make guaranteed advances of $9,000,000 in the aggregate to Buyer in consideration for the respective rights provided under such AA Distribution Agreements.

In the event that principal photography on an AA Project is not commenced within one year of the date of the AA Agreement, as set forth in the AA Agreement, the AA Agreement provides for the assigned, transferred, and conveyed rights in the respective AA Project to revert back to Seller.

The documentation to be provided by the Seller, the Company and the Buyer in connection with the AA Agreement is set forth in the AA Agreement. Additionally, the Seller and Buyer made customary representations and warranties as set forth in the AA Agreement.

Purchase Agreement

Pursuant to the Purchase Agreement, the Seller agreed to sell, assign, and transfer to the Buyer all of Seller’s right, title, and interest in (a) certain agreements (the “PA Underlying Agreements”) listed in the Purchase Agreement under which the Seller acquired any right, title, or interest in certain “Purchased Projects” and “Seller Attached Projects,” as set forth under the Purchase Agreement (the “PA Projects”), (b) Seller’s right, title, and interest in the Purchased Products, subject to such limitations as set forth in the Purchase Agreement, (c) all literary and dramatic material transferred or generated under the PA Underlying Agreements, and (c) all of the Seller’s other interests in the PA Projects. The Seller also agreed to provide the Buyer with an opportunity to produce subsequent productions of certain “Seller Retained Projects,” and Buyer agreed to provide the Seller with an opportunity to license certain PA Projects, all as set forth in, and subject to certain limitations under, the Purchase Agreement.

In consideration for the sale, Buyer agreed to pay to Seller $1,670,000 in four separate payments (the “Guaranteed Payments”), subject to certain limitations, reductions, and setoffs as set forth in the Purchase Agreement, together with additional contingent compensation in such amounts and subject to such conditions as set forth in the Purchase Agreement. The Company also guaranteed certain Guaranteed Payments (as defined in the AA Agreement) of the Buyer to the Seller.

The documentation to be provided by the Seller, the Company and the Buyer in connection with the Purchase Agreement is set forth in the Purchase Agreement. Additionally, the Seller and Buyer made customary representations and warranties as set forth in the Purchase Agreement.

The foregoing descriptions of each of the AA Agreement and the Purchase Agreement, together with such other documents and agreements referenced therein, do not purport to be complete and are qualified in their entirety by reference to the AA Agreement and Purchase Agreement, filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K, and which are incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On March 7, 2022, the Company issued a press release announcing the closing of the transactions described herein, which is attached hereto as Exhibit 99.1.

The press release, included as Exhibit 99.1, will be deemed to be “furnished” rather than “filed,” pursuant to the rules of the Securities and Exchange Commission.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.1	Assignment and Attachment Agreement, dated March 3, 2022, by and among the Company, the Buyer and the Seller*
10.2	Purchase Agreement, dated March 3, 2022, by and among the Company, the Buyer and the Seller*
99.1	Press Release of the Company, dated March 7, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*Certain schedules, exhibits, and information have been omitted pursuant to Item 601 of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished supplementally to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BALLANTYNE STRONG, INC.

Date: March 7, 2022	By:	/s/ Todd R. Major
Todd R. Major
Chief Financial Officer